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                                                                      Exhibit 99
                                  THE OHIO BANK

              PROXY FOR SPECIAL MEETING OF SHAREHOLDERS CALLED FOR
                          _______________________, 1998

       The undersigned having received, together with the Proxy Statement/Prospectus dated as of ____________, 1998, notice of the Special Meeting of Shareholders of The Ohio Bank, Findlay, Ohio, to be held on _____________, 1998 at ____ p.m., hereby designates and appoints
________________________ and ______________________ as proxies for the undersigned, with full power of substitution, to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares that the undersigned is entitled to vote at the Special Meeting of Shareholders, unless revoked, and at any adjournment or postponement thereof, such proxies being directed to vote as specified below on the following proposal:

MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSAL 1.

Proposal 1:       To approve and adopt the Agreement and Plan of Merger by
                  and among Citizens Bancshares, Inc., Citizens Bancshares
                  Interim Bank, a wholly-owned subsidiary of Citizens
                  Bancshares, Inc., and The Ohio Bank, providing for the merger of Citizens Bancshares Interim Bank with and into The Ohio
                  Bank.

                          FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

Proposal 2:       To transact such other business as may properly come before the Special Meeting, or any adjournment or postponements thereof in order to allow the further solicitation of proxies.

                          FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL
2. ALL PROXIES PREVIOUSLY GIVEN ARE HEREBY REVOKED. RECEIPT OF THE ACCOMPANYING PROXY STATEMENT AND PROSPECTUS IS HEREBY ACKNOWLEDGED.

         The aforesaid proxies are hereby authorized to vote on any other matter that may properly come before the meeting at their discretion. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at The Ohio Bank Special Meeting and advising the Secretary of the shareholder's intent to vote the share(s) or by sending a written, signed and dated revocation that clearly identifies the proxy being revoked to the principal executive offices of The Ohio Bank at 236 South Main Street, Findlay, Ohio, 45855, attention: Gary L. Cole, Secretary. A revocation may be in any written form validly signed by the record holder so long as it clearly states that the proxy previously given is no longer effective.

Dated:
        --------------------------          -----------------------------------
                                            Signature

                                            -----------------------------------
                                            Signature

Please sign exactly as your name appears on your stock certificate(s) and return this proxy promptly in the accompanying envelope. If the share(s) are issued in the names of two or more persons, all persons should sign the proxy. If the shares are issued in the name of a corporation or partnership, please sign in the corporate name, by the president or other authorized officer, or in the partnership name, by an authorized person. When signing as attorney, executor, administrator, trustee, guardian or in any other representative capacity, please give your full title as such.

PLEASE DATE, SIGN AND MAIL THIS PROXY TO THE OHIO BANK, ATTENTION GARY L. COLE, SECRETARY, 236 SOUTH MAIN STREET, FINDLAY, OHIO 45840. AN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.